EXHIBIT 10.1.1
                                                                --------------

                                  AMENDMENT TO
                  SECURITIES PURCHASE AGREEMENT DATED 9/30/01
             URECOATS INDUSTRIES INC. AND BETWEEN RICHARD J. KURTZ

     WHEREAS the parties have heretofore entered into a Securities Purchase Agreement dated September 30, 2001, to purchase shares of Series B Convertible Preferred Stock from Urecoats Industries Inc.

     WHEREAS pursuant to resolution of the Board of Urecoats Industries Inc., Certificate Designation of Preferences of Series B Convertible Preferred Stock ("Series B Preferred Stock") of Urecoats Industries Inc., ("Certificate of Designation") was filed with the office of the Secretary of State of the State of Delaware on November 2, 2001; and

     WHEREAS pursuant to resolution of the Board of Directors, the terms of designation and preferences of the Series B Preferred Stock were amended and supplemented; and

     WHEREAS the parties desire to amend the Securities Purchase Agreement dated September 30, 2001 to make it consistent with such resolutions.

     NOW THEREFORE in consideration of the premises and other good and valuable consideration, IT IS HEREBY AGREED:

          (1) Richard J. Kurtz acknowledges that he is the sole owner of the shares of Series B Preferred Stock, constituting all of the outstanding shares of Series B Preferred Stock, and as of the date hereof, confirms that he has not sold, transferred or otherwise hypothecated any portion of the Series B Preferred Stock of Urecoats Industries Inc. owned by him.

          (2) In case the company shall at any time prior to the conversion of the Series B Preferred Stock:

                  (a) declare to the holders of its Common Shares a dividend payable in Common Shares, then the holder hereof, upon the conversion of this Series B Preferred Stock after the record date for the determination of holders of Common Shares entitled to receive Shares, in addition to the number of Common Shares into which this Series B Preferred Stock is convertible, such additional Common Shares as such holder would have received if he had theretofore converted and been the holder of record of such number of Common Shares on such record date; or

                  (b) effect a stock split or recapitalization of such character that the Common Shares shall be changed into or become exchangeable for larger or smaller number of shares, then upon the effective date thereof the number of Common Shares which the holder hereof shall be entitled to acquire hereunder on conversion shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of Common Shares by reason of such recapitalization and the number of recapitalized Common Shares be proportionately increased upon conversion and in the case of a decrease in the number of recapitalized Common Shares be proportionately decreased upon conversion; or

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                  (c)     consolidate or merge with or transfer all or
substantially all of its assets as an entirety to any other corporation, then the holder hereof upon the conversion of this Series B Preferred Stock after the effective date of such consolidation or merger or transfer shall be entitled to receive the number of shares or other securities or property of the corporation resulting from such consolidation or merger or to which such transfer was made which such holder would have received if he had theretofore converted the Series B Preferred Stock and been the holder of record of the Common Shares on the effective date of such consolidation or merger or transfer.

          (3) The parties agree that the Certificate of Designation of Preferences of the Series B Preferred Stock of Urecoats Industries Inc. on file with the Secretary of State of the State of Delaware, shall be amended and supplemented consistent with the provisions of paragraph 2 hereof.

          (4) Except as amended hereby, the Securities Agreement dated September 30,2001, between Urecoats Industries Inc. and Richard J. Kurtz, is hereby ratified and approved.


Deerfield Beach, Florida

January 4, 2002

                                          URECOATS INDUSTRIES INC.




                                          By: /s/ Timothy M. Kardok, President
                                              --------------------------------
                                          Name: Timothy M. Kardok
                                          Title: President



                                          By: /s/ Richard J. Kurtz
                                              --------------------------------
                                          Name: Richard J. Kurtz
                                          Title: Investor















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